Exhibit 99.1

NeuLion Announces Acquisition of Saffron Digital, a Leading Provider of Next-Generation Entertainment Digital OTT Services

The Transaction Creates Online Video Powerhouse Perfectly Positioned to Take Full Advantage of Accelerating Adoption of Live and On-Demand Streaming

PLAINVIEW, NY--June 6, 2016 - NeuLion, Inc. (TSX: NLN), a leading technology product and service provider specializing in the broadcasting, distribution and monetization of live and on-demand digital video content to Internet-enabled devices, today announced that it had acquired Saffron Digital Limited, a privately held company headquartered in London, England, in an all-cash asset transaction.  Saffron Digital helps its customers build multi-platform digital video services for entertainment delivered over-the-top to internet connected devices.

Saffron Digital has been working with Hollywood studios and other entertainment content owners for the last ten years, gaining extensive industry expertise and experience in developing and delivering high profile, global premium OTT VOD digital services.  The Saffron Digital platform supports advanced implementations of subscription video on demand, electronic sell through and advertising supported video on demand.  Each of these business models are major requirements for owners and rights holders of entertainment content interested in rolling out new OTT digital services.

“Saffron Digital has a blue-chip customer base that includes Carrefour, BT, Deutsche Telecom, ITV, Tribeca Shortlist, Vidity and others,” said Jason Keane, CEO for Saffron Digital.  “We are excited to join NeuLion.  As part of NeuLion, we can now offer our customers a compelling OTT platform for all premium digital content with support for all types of business models.”

This extensive industry knowledge of best-in-class digital entertainment services, offered in combination with the NeuLion’s market leading experience in delivering live TV channels and live sports, offers owners and rights holders of sports, entertainment, movies and TV channels, a market leading platform, all from one company.

The combined synergies of both companies can transform OTT challenges faced by owners and rights holders of live and on demand content and turn them into solutions by:

•	Reducing project complexities for all content rights holders of existing and new OTT services by decreasing the number of vendors involved in their projects
•	Significantly decreasing time to market for new OTT and TVE services in comparison to other technology options
•	Supporting all video formats, in up to 4K Ultra HD, for the delivery of premium entertainment services
•	Offering complete streaming and download merchandizing support for all business models – SVOD, transactional, electronic sell through, and advertising; all protected with a multiple DRM implementation
•	Providing market-leading pricing and promotion tools in order to maximize user conversion and revenue; user management services; full service reporting and analytics, and financial reconciliation of digital sales

•	Enhancing the viewer experience with seamless delivery of live and on demand content to any device with personalized apps for viewers
•	Enabling superior customer and operations support, end to end, coupled with real time OTT Dashboard to monitor, by device, viewer activations and engagement

“The OTT video market is accelerating rapidly in the U.S., Europe and other parts of the world, and represents a large and growing addressable market for the combined company,” said Roy Reichbach, President and Chief Executive Officer for NeuLion.  “The integrated company can offer owners and rights holders of sports and entertainment a complete end to end solution for both live and on demand content that is a clear market leader.”

About NeuLion
NeuLion, Inc. (TSX: NLN) offers solutions that power the highest quality digital experiences for live and on-demand content up to 4K on any device. Through its end-to-end technology platform, NeuLion enables digital content management, distribution and monetization for content owners worldwide including the NFL, NBA, World Surf League, Univision Deportes, Euroleague Basketball and others. NeuLion also operates a robust consumer electronics licensing business that has enabled over 1 billion devices worldwide with secure, high-quality video streaming, and delivers a DivX consumer software offering that has been downloaded over 1 billion times. NeuLion’s customers include major sports, entertainment and global content companies as well as major consumer electronics manufacturers and software companies. NeuLion is headquartered in Plainview, NY. For more information about NeuLion, visit www.NeuLion.com.

Forward-Looking Statements
Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities. Forward-looking statements can be identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend,” statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved, and other similar expressions. These statements, in addressing future events and conditions, involve inherent risks and uncertainties. Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, NeuLion cannot assure readers that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this release and NeuLion assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law. Many factors could cause NeuLion’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including:  our ability to derive anticipated benefits from the acquisition of DivX; our ability to realize some or all of the anticipated benefits of our partnerships; general economic and market segment conditions; our customers’ subscriber levels and financial health; our ability to pursue and consummate acquisitions in a timely manner; our continued relationships with our customers; our ability to negotiate favorable terms for contract renewals; competitor activity; product capability and acceptance rates; technology changes; regulatory changes; foreign exchange risk; interest rate risk; and credit risk. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of NeuLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is available on www.sec.gov and filed on www.sedar.com.

Investor Relations Contact:
Tim Alavathil
Chief Accounting Officer
tim.alavathil@neulion.com
(647) 426-1254